Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in nine submarkets, located in Los Angeles County, Orange County, and San Diego County. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of December 31, 2006, the office portfolio was comprised of whole or partial interests in 24 properties with approximately 15.5 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 9.9 million square feet, plus surface parking, which in total accommodates approximately 32,000 vehicles. The Company owns undeveloped land that it believes could support up to 6.7 million square feet of office, retail and residential uses and an additional 6.1 million square feet of structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:

None

Debt:

On October 10, the Company completed a $273.0 million refinancing with Bank of America, N.A. for the property located at 777 South Figueroa Street, Los Angeles, California.  The mortgage loan is an interest-only, seven-year mortgage, which bears interest at a fixed rate of 5.844% and matures on November 1, 2013.  On October 13, 2006, $104.0 million of the proceeds from this refinancing and $63.0 million of available cash on hand were used to repay the remaining $167.0 million outstanding on the Company’s Term Loan.

As of December 31, 2006, approximately 99.0% of our outstanding debt is fixed (including hedges) at a weighted average interest rate of 5.4% for a weighted average remaining term of approximately 6.4 years .

As of December 31, 2006, there were no borrowings outstanding on the Company’s $100.0 million revolving line of credit. The Company’s ratio of consolidated debt to market capitalization was 53.5% and our ratio of consolidated debt plus preferred stock to market capitalization was 58.3% as of December 31, 2006.

Development Activities:
Construction activities continued with the build-out of the core and shell portion of the project at Park Place - 3161 Michelson. Parking Structure #5 was topped out in early December 2006. Completion is targeted for the second quarter of 2007 for the parking garages and third quarter 2007 for the office building. 3161 Michelson is a 530,380 square foot office building and two parking garages with a parking capacity of approximately 5,100 vehicles.

The parking structure at Mission City Corporate Center has been completed. Construction on the 92,000 square foot office building has commenced with targeted completion set for the fourth quarter of 2007.

During the fourth quarter, the majority of the foundation work was completed at 17885 Von Karman Avenue at the Washington Mutual Irvine Campus. The project is scheduled to be completed in the fourth quarter of 2007.

Construction at Lantana East commenced in November 2006 under a foundation permit and is scheduled to be complete in February, 2008. Receipt of the building permit for Lantana East and the foundation permit for Lantana South is expected to be received in February 2007. Construction at Lantana South is expected to commence upon issuance of the foundation permit with anticipated completion in July 2008.

Leasing Activities:
During the fourth quarter, new leases and renewals were executed totaling approximately 851,000 square feet including a new lease for 76,635 square feet at San Diego Tech Center with Qualcomm and an early renewal for 112,439 square feet to 2021with Rutan & Tucker at Pacific Arts Plaza in Orange County. Cash rent on leases executed during the fourth quarter decreased 11.9%. GAAP rent growth increased 4.1% for the quarter. Cash rent growth and GAAP rent growth on leases executed during the quarter in Downtown Los Angeles decreased by 16.2% and 3.1%, respectively.

In December, the lease with CONAGRA Foods, Inc (“ConAgra”) for approximately 393,000 square feet at the Park Place office building in Orange County, California was terminated. The agreement terminates the non-subleased portion of the premises and assigns the remaining subleased premises of approximately 126,000 to the Company. The subleased premises are currently leased to E*Trade Securities (approximately 48,000 square feet) and New Century Financial Corporation (approximately 78,000 square feet). ConAgra will continue to lease approximately 10,000 square feet on a month to month basis. In consideration of the termination agreement, ConAgra agreed to pay a termination fee in the amount of $20.3 million as follows: $18.5 million on December 31, 2006 and the remainder on a monthly basis through August 31, 2010.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Investor Information

1733 Ocean Avenue, Suite 400	355 South Grand Avenue, Suite 3300
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 899-2600	Tel. (213) 626-3300
Fax (310) 899-2601	Fax (213) 687-4758

Senior Management
Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Marketing
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Ted J. Bischak	Senior Vice President, Asset Management
Martin A. Griffiths	Executive Vice President, Operations	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Mark T. Lammas	Executive Vice President, Development	Peter Johnston	Senior Vice President, Leasing
Javier F. Bitar	Senior Vice President, Investments

Corporate
Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

Equity Research Coverage
A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Jim Sullivan	(949) 640-8780
Steifel Nicholas	John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Goldman Sachs	Jay Haberman	(917) 343-4260
Merrill Lynch	Steve Sakwa	(212) 449-0335
Credit Suisse	John Stewart	(212) 538-3183
Raymond James & Associates	Paul Puryear	(727) 567-3800
Citigroup	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773
RBC Capital Markets	Srikath Nagarajan	(212) 428-2360
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280

Transfer Agent	Timing
Continental Stock Transfer and Trust Company	Quarterly results will be announced according to the following anticipated schedule:
17 Battery Place, 8th Floor	First Quarter 2007	Early May 2007
New York, NY 10004	Second Quarter 2007	Early August 2007
(212) 845-3215	Third Quarter 2007	Early November 2007

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Common Stock Data (NYSE:  MPG)

Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	4th Quarter 2006	3rd Quarter 2006	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005

High Price	$44.12	$41.53	$36.47	$36.60	$32.43
Low Price	$39.32	$34.70	$30.98	$30.15	$27.33
Closing Price	$40.00	$40.74	$35.17	$36.50	$30.90
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	4.00%	3.93%	4.55%	4.38%	5.18%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	54,391	54,391	54,368	53,706	53,808
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$2,175,644	$2,215,893	$1,912,130	$1,960,258	$1,662,680

Dividends per Share
	4th Quarter 2006	3rd Quarter 2006	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	December 13, 2006	September 26, 2006	June 21, 2006	March 22, 2006	December 15, 2005
Record	December 29, 2006	September 29, 2006	June 30, 2006	March 31, 2006	December 30, 2005
Paid	January 31, 2007	October 31, 2006	July 31, 2006	April 28, 2006	January 31, 2006

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	December 13, 2006	September 26, 2006	June 21, 2006	March 22, 2006	December 15, 2005
Record	December 29, 2006	September 29, 2006	June 30, 2006	March 31, 2006	December 30, 2005
Paid	January 31, 2007	October 31, 2006	July 31, 2006	April 28, 2006	January 31, 2006

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Financial Highlights
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Income Items:
Revenue	$129,952	$113,505	$109,467	$109,282	$134,254
Straight line rent	$315	$1,478	$2,347	$3,214	$3,364
Fair value lease revenue (1)	$963	$1,761	$2,199	$2,819	$2,517
Lease termination fees	$20,353	$669	$295	$-	$3,969
Office property operating margin (2)	62.4%	64.2%	66.4%	66.1%	65.5%
Net (loss) income available to common shareholders	$(8,770)	$(10,243)	$(14,522)	$84,797	$(12,091)

Funds from operations (FFO) available
to common shareholders (3)	$28,459	$21,071	$18,750	$23,636	$25,787
FFO per common share - diluted (3)	$0.60	$0.44	$0.41	$0.51	$0.58
FFO per common share before loss from early extinguishment of debt - diluted (3)	$0.65	$0.51	$0.48	$0.53	$0.58
Net (loss) income per common share - diluted	$(0.19)	$(0.22)	$(0.31)	$1.84	$(0.27)
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (4)	$0.48	$0.48	$0.48	$0.48	$0.48

Ratios:
Interest coverage ratio (5)	1.85	1.65	1.58	4.74	1.77
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (6)	1.92	1.74	1.69	1.84	1.77
Fixed-charge coverage ratio (7)	1.61	1.46	1.40	4.17	1.59
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (8)	1.67	1.54	1.49	1.62	1.59
FFO payout ratio (9)	66.7%	90.9%	97.6%	78.4%	68.4%
FFO payout ratio before loss from early extinguishment of debt (10)	61.2%	77.8%	83.1%	76.2%	68.6%
AFFO payout ratio (11)	89.9%	155.8%	256.7%	163.5%	134.9%

Capitalization:
Total consolidated debt	$2,794,349	$2,790,631	$2,688,131	$2,559,016	$3,353,234
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$40.00	$40.74	$35.17	$36.50	$30.90
Common equity value @ quarter end (12)	$2,175,644	$2,215,893	$1,912,130	$1,960,258	$1,662,680
Total consolidated market capitalization	$5,219,993	$5,256,524	$4,850,261	$4,769,274	$5,265,914
Company portion of joint venture debt	$161,650	$161,650	$161,650	$161,650	$-
Combined market capitalization	$5,381,643	$5,418,174	$5,011,911	$4,930,924	$5,265,914

Consolidated debt / total market capitalization	53.5%	53.1%	55.4%	53.7%	63.7%
Combined debt / total market capitalization	54.9%	54.5%	56.9%	55.2%	63.7%
Consolidated debt plus preferred stock / total market capitalization	58.3%	57.8%	60.6%	58.9%	68.4%
Combined debt plus preferred stock / total market capitalization	59.6%	59.1%	61.8%	60.2%	68.4%
 __________
(1)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(2)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues, including discontinued operations. (Lease termination fees are included in interest and other.)

(3)	For a definition and discussion of FFO, see page 43. For a quantitative reconciliation of the differences between FFO and net income, see page 12.
(4)	Preferred dividend declared for three months ended January 31, 2007, October 31, 2006, July 31, 2006, April 30, 2006 and January 31, 2006.
(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $75,228, $66,034, $63,076, $176,136, and $80,723, respectively, divided by cash interest expense of $40,568, $40,075, $39,841, $37,140, and $45,604, respectively. For a definition of cash interest expense, see page 16. For a discussion of EBITDA, see page 44. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(6)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate, of $78,090, $69,863, $67,183, $68,309 and $80,842, respectively divided by cash interest expense of $40,568, $40,075, $39,841, $37,140 and $45,604, respectively.

(7)
Calculated as EBITDA of $75,228, $66,034, $63,076, $176,136, and $80,723, respectively divided by fixed charges of $46,646, $45,345, $44,941, $42,238 and $50,689. For a definition of fixed charges, see page 16.

(8)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate of $78,090, $69,863, $67,183, $68,309, and $80,842, respectively divided by fixed charges of $46,646, $45,345, $44,941, $42,238 and $50,689.

(9)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(10)	Calculated as dividend declared per common share divided by FFO per common share before loss from early extinguishment of debt - diluted
(11)
Calculated as common stock dividends and distributions declared of $21,756, $21,756, $21,747, $21,482 and $21,523, respectively divided by AFFO of $24,194, $13,962, $8,472, $13,138, and $15,953, respectively. For a definition of AFFO, see page 44. For a quantitative reconciliation of the differences between AFFO and FFO, see page 13.

(12)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Consolidated Balance Sheets
(in thousands)

	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$3,374,671	$3,329,188	$3,221,003	$3,190,004	$3,897,893
Less: accumulated depreciation and amortization	(357,422)	(338,518)	(308,450)	(284,235)	(309,270)
	3,017,249	2,990,670	2,912,553	2,905,769	3,588,623
Cash and cash equivalents including restricted cash	200,273	246,830	231,570	133,814	114,054
Rents, deferred rents and other receivables	67,245	62,221	61,645	57,515	55,997
Deferred charges, net	170,330	181,240	181,592	189,037	241,887
Other assets	32,254	43,136	60,395	58,366	68,630
Investment in unconsolidated joint venture	24,378	26,190	28,431	34,210	-
Total assets	$3,511,729	$3,550,287	$3,476,186	$3,378,711	$4,069,191

Liabilities, minority interests and stockholders' equity
Loans payable	$2,794,349	$2,790,631	$2,688,131	$2,559,016	$3,353,234
Dividends and distributions payable	24,934	24,934	24,925	24,660	24,701
Accounts payable, accrued interest payable and other liabilities	159,042	167,887	156,107	153,371	114,965
Acquired lease obligations, net	72,821	76,218	79,955	83,699	99,584
Total liabilities	3,051,146	3,059,670	2,949,118	2,820,746	3,592,484

Minority interests	28,671	33,991	38,975	44,532	40,070

Stockholders' equity
Common and preferred stock and additional paid in capital	681,550	678,189	671,437	668,327	664,986
Accumulated deficit and dividends	(257,124)	(229,399)	(200,520)	(167,213)	(233,481)
Accumulated other comprehensive income (loss), net	7,486	7,836	17,176	12,319	5,132
Total stockholders' equity	431,912	456,626	488,093	513,433	436,637
Total liabilities, minority interests and stockholders' equity	$3,511,729	$3,550,287	$3,476,186	$3,378,711	$4,069,191

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005

Revenue:
Rental	$65,195	$66,321	$67,587	$67,780	$80,220
Tenant reimbursements	23,942	21,734	20,810	22,068	30,298
Hotel operations	6,939	6,551	6,888	6,676	6,527
Parking	10,045	9,345	10,176	10,323	11,643
Management, leasing and development services to affiliates	1,927	2,901	1,462	1,655	563
Interest and other	21,904	6,653	2,544	780	5,003
Total revenue	129,952	113,505	109,467	109,282	134,254

Expenses:
Rental property operating and maintenance	25,060	23,687	21,240	21,731	26,598
Hotel operating and maintenance	4,633	4,243	4,262	4,185	4,247
Real estate taxes	8,978	8,018	8,819	9,366	12,308
Parking expenses	3,254	3,164	3,071	2,879	3,208
General and administrative and other	13,755	8,559	8,568	6,134	6,385
Ground lease	122	136	17	268	666
Depreciation and amortization	40,660	34,252	35,170	34,608	46,075
Interest	35,228	34,560	34,306	33,084	44,558
Loss from early extinguishment of debt	2,862	3,829	4,107	642	119
Total expenses	134,552	120,448	119,560	112,897	144,164

Loss before equity in net loss of unconsolidated joint venture,
gain on sale of real estate and minority interests	(4,600)	(6,943)	(10,093)	(3,615)	(9,910)
Equity in net loss of unconsolidated joint venture	(787)	(149)	(1,985)	(825)	-
Gain on sale of real estate	-	-	-	108,469	-
Minority interests	1,383	1,615	2,322	(14,466)	2,585
Net (loss) income	(4,004)	(5,477)	(9,756)	89,563	(7,325)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income allocable to common shareholders	$(8,770)	$(10,243)	$(14,522)	$84,797	$(12,091)
Net (loss) income per common share - basic	$(0.19)	$(0.22)	$(0.31)	$1.85	$(0.27)
Net (loss) income per common share - diluted	$(0.19)	$(0.22)	$(0.31)	$1.84	$(0.27)

Weighted-average shares outstanding - basic	46,572,219	46,565,959	46,156,438	45,723,233	44,066,753
Weighted-average shares outstanding - diluted	46,572,219	46,565,959	46,156,438	46,054,880	44,066,753

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands, except for per share amounts)

				Period from
	Three Months Ended	Three Months Ended	Three Months Ended	January 5, 2006
	December 31, 2006	September 30, 2006	June 30, 2006	to March 31, 2006

Revenue:
Rental	$18,979	$19,683	$19,178	$18,142
Tenant reimbursements	7,724	7,555	6,967	6,403
Parking	1,998	2,008	1,869	1,791
Interest and other	789	126	1,813	62
Total revenue	29,490	29,372	29,827	26,398

Expenses:
Rental property operating and maintenance	6,522	6,281	6,065	4,941
Real estate taxes	3,047	3,160	3,699	2,623
Parking expenses	459	387	391	366
Depreciation and amortization	12,595	10,477	17,487	11,763
Interest	11,039	11,095	10,907	10,309
Other	1,176	1,325	1,204	522
Total expenses	34,838	32,725	39,753	30,524

Net loss	$(5,348)	$(3,353)	$(9,926)	$(4,126)

Company share	(1,070)	(671)	(1,985)	(825)
Intercompany eliminations	283	522	-	-
Equity in net loss of unconsolidated joint venture	$(787)	$(149)	$(1,985)	$(825)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Funds from Operations
(unaudited and in thousands, except for per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(8,770)	$(10,243)	$(14,522)	$84,797	$(12,091)
Adjustments:
Minority interests	(1,383)	(1,615)	(2,322)	14,466	(2,585)
Gain from sale of real estate	-	-	-	(108,469)	-
Real estate depreciation and amortization	40,578	34,156	35,095	34,521	45,976
Company share of real estate depreciation and amortization
from unconsolidated joint venture	2,519	2,095	3,497	2,353	-
Funds from operations available to common shareholders
and unit holders (FFO) (1)	$32,944	$24,393	$21,748	$27,668	$31,300
Company share of FFO (2)	$28,459	$21,071	$18,750	$23,636	$25,787

FFO per share - basic	$0.61	$0.45	$0.41	$0.52	$0.59
FFO per share - diluted	$0.60	$0.44	$0.41	$0.51	$0.58

Weighted-average shares outstanding - basic	46,572,219	46,565,959	46,156,438	45,723,233	44,066,753
Weighted-average shares outstanding - diluted	47,304,274	47,441,336	46,290,201	46,054,880	44,380,207
Weighted-average diluted shares and units	54,710,190	54,847,252	53,696,117	53,881,456	53,856,915

Reconciliation of FFO to FFO before loss from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$32,944	$24,393	$21,748	$27,668	$31,300
Add: loss from early extinguishment of debt	2,862	3,829	4,107	642	119
FFO before loss from early extinguishment of debt	$35,806	$28,222	$25,855	$28,310	$31,419

Company share of FFO before loss from early extinguishment
of debt (2)	$30,931	$24,379	$22,290	$24,184	$25,885

FFO per share before loss from early extinguishment of
debt - basic	$0.66	$0.52	$0.48	$0.53	$0.59
debt - diluted	$0.65	$0.51	$0.48	$0.53	$0.58

 _________
(1)	For the definition and discussion of FFO, see page 43.
(2)
Based on a weighted average interest in our operating partnership of 86.4%, 86.4%, 86.2%, 85.4% and 82.4% for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Adjusted Funds from Operations
(unaudited and in thousands, except for per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005

FFO	$32,944	$24,393	$21,748	$27,668	$31,300
Non-real estate depreciation	82	96	75	87	99
Amortization of deferred financing costs	1,137	1,307	1,246	1,264	1,325
Accretion of interest rate swap sold	(122)	(3,722)	(1,023)	(953)	(953)
Non-cash stock compensation	1,957	2,417	2,097	1,044	1,009
Loss from early extinguishment of debt (2)	2,862	3,829	4,107	642	119
Straight line rents	(315)	(1,478)	(2,347)	(3,214)	(3,364)
Fair value lease revenue	(963)	(1,761)	(2,199)	(2,819)	(2,517)
Capitalized payments (3)	(5,711)	(5,471)	(6,005)	(4,549)	(3,551)
Non-recoverable capital expenditures (4), (5)	(440)	(147)	(1,052)	(815)	(1,166)
Recoverable capital expenditures	(324)	(237)	(716)	(52)	(592)
Hotel improvements, equipment upgrades and replacements (6)	(118)	(56)	(421)	(136)	(12)
2nd generation tenant improvements and leasing commissions (7), (8), (9)	(5,994)	(4,570)	(6,331)	(4,509)	(5,744)
MMO Joint venture AFFO adjustments	(801)	(638)	(707)	(520)	-
Adjusted funds from operations (AFFO)	$24,194	$13,962	$8,472	$13,138	$15,953

__________
(1)	For the definition and computation method of AFFO, see page 44. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 14.
(2)	The three months ended June 30, 2006 includes $3.1 million in cash defeasance costs funded from the net proceeds of our $125.0 million Glendale Center refinancing.
(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $1.0 million, $0.9 million, $0.7 million, $0.2 million and $2.2 million of expenditures for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively, related to the renovation at Lantana Media Campus.

(5)	Excludes $0.1million of expenditures for the three months ended December 31, 2006 related to the renovation at Pacific Center.
(6)	Excludes $0.3 million for the three months ended December 31, 2005 related to the renovation of the hotel.
(7)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million and $0.1 million for the three months ended December 31, 2005 and September 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of December 31, 2006, $2.3 million of this reserve remains.

(8)
Excludes 1st generation tenant improvements and leasing commissions of $5.0 million, $1.2 million, $0.6 million, $1.0 million and $5.6 million for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively.

(9)
Excludes tenant improvements and leasing commissions of $2.0 million, $1.1 million, $3.1 million, $5.0 million, $4.1 million, and $7.0 million for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At December 31, 2006, $11.1 million of this reserve remains.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Reconciliation of Earnings Before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (Loss) Income	$(4,004)	$(5,477)	$(9,756)	$89,563	$(7,325)
Add: Minority interests	(1,383)	(1,615)	(2,322)	14,466	(2,585)
Interest expense	35,228	34,560	34,306	33,084	44,558
Company share of interest expense included in unconsolidated joint venture	2,208	2,219	2,181	2,062	-
Depreciation and amortization	40,660	34,252	35,170	34,608	46,075
Company share of depreciation and amortization included in unconsolidated joint venture	2,519	2,095	3,497	2,353	-
EBITDA	$75,228	$66,034	$63,076	$176,136	$80,723

EBITDA	$75,228	$66,034	$63,076	$176,136	$80,723
Add: loss from early extinguishment of debt	2,862	3,829	4,107	642	119
Less: gain on sale of real estate	-	-	-	(108,469)	-
EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$78,090	$69,863	$67,183	$68,309	$80,842

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$29,656	$35,866	$23,750	$16,720	$17,674
Changes in other assets and liabilities	1,414	(16,894)	(6,758)	1,930	5,793
Non-recoverable capital expenditures	(440)	(147)	(1,052)	(815)	(1,166)
Recoverable capital expenditures	(324)	(237)	(716)	(52)	(592)
Hotel improvements, equipment upgrades and replacements (3)	(118)	(56)	(421)	(136)	(12)
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(5,994)	(4,570)	(6,331)	(4,509)	(5,744)
AFFO	$24,194	$13,962	$8,472	$13,138	$15,953

 __________
(1)	For the definition and discussion of EBITDA, see page 44.
(2)	For the definition and discussion of AFFO, see page 44.
(3)	Excludes $0.3 million and $1.8 million of expenditures for the three months ended December 31, 2005 and September 30, 2005, respectively, related to the renovation of the hotel.
(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.5 million and $0.1 million for the three months ended December 31, 2005 and September 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of December 31, 2006, $2.3 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $5.0 million, $1.2 million, $0.6 million, $1.0 million and $5.6 million for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005 , respectively.

(6)
Excludes tenant improvements and leasing commissions of $2.0 million, $1.1 million, $3.1 million, $5.0 million, $4.1 million, and $7.0 million for the three months ended December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At December 31, 2006, $11.1 million of this reserve remains.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Capital Structure

Debt
(in thousands)
Aggregate Principal
December 31, 2006

Mortgage and Other Secured Loans Payable	$2,794,349
Secured Credit Facility	-
Total Consolidated Debt	2,794,349
Company share of MMO joint venture debt	161,650
Total Combined Debt	$2,955,999

Equity
(in thousands)
	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000

	Shares & Units Outstanding	Market Value (1)

Common Stock	46,985	$1,879,408
Operating Partnership Units	7,406	296,236
Total Common Equity	54,391	2,175,644
Total Consolidated Market Capitalization		$5,219,993
Total Combined Market Capitalization (2)		$5,381,643

__________
(1)	Value based on the New York Stock Exchange closing price of $40.00 on December 31, 2006.
(2)	Includes Company share of MMO Joint Venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Debt Summary

Outstanding Debt
(in thousands)
	Maturity Date		Principal Balance as of December 31, 2006		% of Debt	Interest Rate as of December 31, 2006 (1)
Floating Rate Debt
Park Place Construction Loan (2)	September 30, 2008	(3)	$113,473		4.06%	7.57%
Wateridge Plaza (4)	April 9, 2007	(5)	62,880		2.25%	6.50%
WAMU Construction Loan	December 30, 2008	(6)	501		0.02%	7.12%
Total Floating Rate Debt			176,854		6.33%	7.19%

Fixed Rate Debt
Gas Company Tower	August 11, 2016		458,000		16.39%	5.10%
Pacific Arts Plaza	April 1, 2012		270,000		9.66%	5.15%
777 Tower	November 1, 2013		268,523	(7)	9.61%	5.84%
US Bank Tower	July 1, 2013		260,000		9.30%	4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		248,331		8.89%	4.68%
KPMG Tower	November 1, 2011		210,000		7.52%	5.14%
Park Place	November 1, 2014		170,000		6.08%	5.64%
Glendale Center	July 11, 2016		125,000		4.47%	5.82%
Pacific Center	May 6, 2016		117,291	(8)	4.20%	5.76%
Regents Square I & II	April 1, 2012		103,600		3.71%	5.13%
Park Place	March 12, 2012		100,000		3.58%	5.39%
Lantana Media Campus	January 6, 2010		98,000		3.51%	4.94%
801 North Brand	April 6, 2015		75,540		2.70%	5.73%
Mission City Corporate Center	April 1, 2012		52,000		1.86%	5.09%
701 North Brand	October 1, 2016		33,750		1.21%	5.87%
700 North Central	April 6, 2015		27,460		0.98%	5.73%
Total Fixed Rate Debt			2,617,495		93.67%	5.24%

Total Consolidated Debt			$2,794,349		100.00%	5.36%
 __________
(1)	To calculate the variable interest rates, the one-month LIBOR rate of 5.32% at December 31, 2006 was used.
(2)
We have entered into an interest rate cap agreement with respect to this loan that limits 75% of the outstanding balance to an interest rate of 5.50% during the term of this loan, excluding extension periods.

(3)	Three one-year extensions available at our option.
(4)	We have entered into an interest rate cap agreement with respect to this loan that limits the LIBOR portion of the interest rate to 4.75% during the term of this loan, excluding extension periods.
(5)	Two one-year extensions available at our option. Subsequent to December 31, 2006, we exercised one of our options to extend the loan for a year.
(6)	One-year extension available at our option.
(7)	Net of loan discount of $4.5 million.
(8)	Net of loan discount of $3.9 million.

Credit Facility
(in thousands)
	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of December 31, 2006	$100,000	$100,000	$-

Financial Ratios
	Consolidated	Combined (a)
Interest coverage (b)	N/A	1.85
Interest coverage before loss from early extinguishment of debt(c)	N/A	1.92
Fixed-charge coverage (d)	N/A	1.61
Fixed-charge coverage before loss from early extinguishment of debt (e)	N/A	1.67
Debt to total market capitalization at quarter-end (f)	53.5%	54.9%
Debt plus preferred stock to total market capitalization at quarter-end (g)	58.3%	59.6%
(a) Includes the company's pro-rata share of MMO joint venture debt.
(b)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness, capitalized interest and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(c) EBITDA before loss on early extinguishment of debt divided by cash interest expense.
(d) Same as (b) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(e) Same as (c) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(f)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation preference of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(g) Same as (e) except numerator includes preferred stock.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

MMO Joint Venture Outstanding Debt Summary

	Maturity Date	Principal Balance as of December 31, 2006	% of Debt	Interest Rate as of December 31, 2006

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.15%	5.26%
One California Plaza	December 1, 2010	146,250	18.09%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.46%	5.70%
Washington Mutual Irvine Campus	December 11, 2011	106,000	13.11%	5.07%
Cerritos Corporate Center (1)	February 1, 2016	95,000	11.75%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%
Total Fixed Rate Debt		808,250	100.00%	5.27%

Total Joint Venture Debt		$808,250	100.00%	5.27%

Company portion of joint venture debt (2)		$161,650

__________
(1)	Cerritos is a joint venture property and all monthly debt service payments will be made by the joint venture. The Company is the guarantor on the loan through January 4, 2009.
(2)	The company owns twenty percent of the joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Debt Maturities
(in thousands)

Property	2007		2008		2009	2010	2011	Thereafter	Total

Gas Company Tower	$-		$-		$-	$-	$-	$458,000	$458,000
Pacific Arts Plaza	-		-		-	-	-	270,000	270,000
777 Tower	-		-		-	-	-	268,523	268,523
US Bank Tower	-		-		-	-	-	260,000	260,000
Wells Fargo Tower (Los Angeles, CA) (1)	3,823		3,975		4,201	236,332	-	-	248,331
KPMG Tower (1)	-		-		246	3,034	206,720	-	210,000
Park Place (1)	-		-		-	2,232	2,361	165,407	170,000
Glendale Center	-		-		-	-	-	125,000	125,000
Pacific Center	-		-		-	-	-	117,291	117,291
Park Place Construction Loan	-		113,473	(2)	-	-	-	-	113,473
Regents Square I & II	-		-		-	-	-	103,600	103,600
Park Place	-		-		-	-	-	100,000	100,000
Lantana Media Campus	-		-		-	98,000	-	-	98,000
801 North Brand	-		-		-	-	-	75,540	75,540
Wateridge Plaza	62,880	(3)	-		-	-	-	-	62,880
Mission City Corporate Center	-		-		-	-	-	52,000	52,000
701 North Brand	-		-		-	-	-	33,750	33,750
700 North Central	-		-		-	-	-	27,460	27,460
WAMU Construction Loan	-		501	(4)	-	-	-	-	501
Total	$66,703		$117,949		$4,447	$339,598	$209,081	$2,056,571	$2,794,349

Weighted Average Interest Rate	6.40%		7.47%		4.71%	4.77%	5.15%	5.33%	5.36%

 __________
(1)	Includes scheduled annual principal debt payments.
(2)	Three one-year extensions available at our option.
(3)	Two one-year extensions available at our option. Subsequent to December 31, 2006, the Company exercised an option to extend the loan to April 9, 2008.
(4)	One one-year extension available at our option.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

MMO Joint Venture Debt Maturities
(in thousands)

Property	2007	2008	2009	2010	2011	Thereafter	Total

Wells Fargo Center (Denver, CO)	$-	$-	$-	$-	$-	$276,000	$276,000
One California Plaza (1)	239	2,825	2,984	140,202	-	-	146,250
San Diego Tech Center	-	-	-	-	-	133,000	133,000
Washington Mutual Irvine Campus	-	-	-	-	106,000	-	106,000
Cerritos Corporate Center	-	-	-	-	-	95,000	95,000
Stadium Gateway	-	-	-	-	-	52,000	52,000
Total	$239	$2,825	$2,984	$140,202	$106,000	$556,000	$808,250

Weighted Average Rate	4.73%	4.73%	4.73%	4.73%	5.07%	5.45%	5.27%

__________
(1)	Includes scheduled annual principal debt payments.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Same Store Analysis
(unaudited and in thousands)

	Three Months Ended December 31, (1)				Twelve Months Ended December 31, (2)
	2006	2005	% Change		2006	2005	% Change

Total Same Store Portfolio
Number of properties	17	17			9	9
Square Feet (3)	17,905,917	18,306,383			12,197,673	12,594,117
Percent of Total Effective Portfolio	86.9%	73.5%			59.2%	50.5%
Weighted Average Leased Percentage (4)	87.5%	91.0%			88.7%	91.4%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$115,351	$100,745	14.5%	(5)	$307,204	$286,981	7.0%	(5)
Operating Expenses	37,076	35,358	4.9%	(6)	101,653	98,708	3.0%	(6)
Other Expenses	62	62	0.0%		249	249	0.0%
Net Operating Income	$78,213	$65,325	19.7%		$205,302	$188,024	9.2%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$114,706	$96,127	19.3%	(5)	$299,241	$277,895	7.7%	(5)
Operating Expenses	37,076	35,358	4.9%	(6)	101,653	98,708	3.0%	(6)
Other Expenses	62	62	0.0%		249	249	0.0%
Net Operating Income	$77,568	$60,707	27.8%		$197,339	$178,938	10.3%

__________
(1)
Wholly owned properties included in the quarterly same store analysis are KPMG Tower, Gas Company Tower & World Trade Center Garage, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, Lantana, 777 Tower, 801 N Brand, 700 N Central, Pacific Arts Plaza, Regents Square, Wateridge Plaza, and Mission City Corporate Center.

(2)
Wholly-owned properties included in the year-to-date same store analysis are KPMG Tower, Gas Company Tower, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, and Lantana.

(3)	Property square footage year-to-date and quarterly analyses decreased in 2006 compared to 2005 due to changes in Park Place parking and property square footage.
(4)	Represents weighted average occupancy for the same store portfolio.
(5)
Increase primarily due to a significant lease termination fee earned at Park Place in December 2006 offset by significant lease expirations at KPMG Tower and Glendale Center in the second quarter 2006. Excluding the termination fee, GAAP basis operating revenues for the three months ended and twelve months ended December 31, 2006 would have been $96.8 million and $288.6 million, respectively. Excluding the termination fee, Cash basis operating revenues for the three months ended and twelve months ended December 31, 2006 would have been $94.4 million and $279.0 million, respectively.

(6)	Increase primarily due to higher insurance premiums and parking costs offset by lower property tax expense.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective	% of Net Rentable	% Leased	Total Annualized Rents (1)	Effective Annualized Rents (1)	Annualized Rent $/RSF (2)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	14	1991	100%	1,322,211	1,322,211	8.54	91.6%	$32,884,321	$32,884,321	$27.16
US Bank Tower	1	44	1989	100%	1,395,231	1,395,231	9.01	85.5%	31,449,794	31,449,794	26.37
Wells Fargo Tower	2	70	1982	100%	1,390,611	1,390,611	8.98	91.0%	24,551,336	24,551,336	19.40
KPMG Tower	1	24	1983	100%	1,139,730	1,139,730	7.36	67.1%	15,726,739	15,726,739	20.55
777 Tower	1	32	1991	100%	1,008,110	1,008,110	6.51	88.7%	17,557,834	17,557,834	19.62
One California Plaza	1	37	1985	20%	990,076	198,015	6.40	87.9%	16,128,966	3,225,793	18.54
Total LACBD Submarket	7	221			7,245,969	6,453,908	46.81	85.6%	138,298,990	125,395,817	22.31

Tri-Cities Submarket
Glendale Center	2	3	1973/1996	100%	386,365	386,365	2.50	80.9%	7,003,304	7,003,304	22.40
801 North Brand	1	33	1987	100%	282,498	282,498	1.83	87.2%	4,361,493	4,361,493	17.70
701 North Brand	1	13	1978	100%	131,129	131,129	0.85	100.0%	2,148,635	2,148,635	16.39
700 North Central	1	21	1979	100%	134,168	134,168	0.87	90.9%	1,827,587	1,827,587	14.99
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	1.25	100.0%	3,712,430	3,712,430	19.24
Total Tri-Cities Submarket	8	79			1,127,118	1,127,118	7.28	89.2%	19,053,449	19,053,449	18.95

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	3	20	1989/2001	100%	331,188	331,188	2.14	94.4%	10,245,244	10,245,244	32.78
Total Submarket	3	20			331,188	331,188	2.14	94.4%	10,245,244	10,245,244	32.78

Cerritos Office Submarket
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.43	100.0%	5,666,843	1,133,369	25.53
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.68	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	2.11	100.0%	8,149,264	1,629,853	24.96

Total Los Angeles County	20	321			9,030,810	7,977,521	58.34	86.9%	$175,746,947	$156,324,363	$22.12

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Overview (conntinued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective	% of Net Rentable	% Leased	Total Annualized Rents (1)	Effective Annualized Rents (1)	Annualized Rent $/RSF (2)

Office Properties
Orange County
John Wayne Airport Submarket
Park Place	8	77	1977/2002	100%	1,794,034	1,794,034	11.59	84.7%	$21,984,350	$21,984,350	$14.46
Washington Mutual Irvine Campus	4	1	1989/2004	20%	414,595	82,919	2.68	100.0%	8,887,052	1,777,410	21.44
Total Airport Submarket	12	78			2,208,629	1,876,953	14.27	87.6%	30,871,402	23,761,760

Costa Mesa Submarket
Pacific Arts Plaza	8	49	1982	100%	785,123	785,123	5.07	88.8%	14,467,330	14,467,330	20.75
Total Costa Mesa Submarket	8	49			785,123	785,123	5.07	88.8%	14,467,330	14,467,330	20.75

Anaheim Submarket
Stadium Gateway	1	8	2001	20%	272,826	54,565	1.76	100.0%	5,302,231	1,060,446	19.43
Total Submarket	1	8			272,826	54,565	1.76	100.0%	5,302,231	1,060,446	19.43

Total Orange County	21	135			3,266,578	2,716,641	21.10	88.9%	$50,640,963	$39,289,537	$17.43

San Diego County
UTC (University Town Center) Submarket
Regents Square I & II	3	56	1986	100%	311,756	311,756	2.01	91.1%	$7,015,290	$7,015,290	$24.69
Total UTC Submarket	3	56			311,756	311,756	2.01	91.1%	7,015,290	7,015,290	24.69

Sorrento Mesa Submarket
Wateridge Plaza	3	5	1984	100%	267,579	267,579	1.73	100.0%	6,254,256	6,254,256	23.37
San Diego Tech Center	11	33	1984/1986	20%	646,630	129,326	4.18	98.7%	11,134,373	2,226,875	17.44
Total Sorento Mesa Submarket	14	38			914,209	396,905	5.91	99.1%	17,388,629	8,481,131	19.20
-
Mission Valley Submarket						-				-
Mission City Corporate Center	3	13	1990	100%	190,747	190,747	1.23	97.7%	4,127,810	4,127,810	22.14
Pacific Center	2	27	1988	100%	439,057	439,057	2.84	91.1%	8,878,801	8,878,801	22.20
Total Mission Valley Submarket	5	40			629,804	629,804	4.07	93.1%	13,006,611	13,006,611	22.18
-
Total San Diego County	22	134			1,855,769	1,338,465	11.99	95.7%	$37,410,530	$28,503,032	$21.06

Other
Denver, CO - Downtown Submarket
Wells Fargo Center - Denver	1	41	1983	20%	1,203,275	240,655	7.77	95.9%	19,807,794	3,961,559	17.16
Total Other	1	41			1,203,275	240,655	7.77	95.9%	19,807,794	3,961,559	17.16

Total Office Properties	64	631			15,356,432	12,273,282	99.21	89.1%	$283,606,234	$228,078,490	$20.73

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Overview (conntinued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective	% of Net Rentable	% Leased		Total Annualized Rents (1)	Effective Annualized Rents (1)	Annualized Rent $/RSF (2)

Retail Property
John Wayne Airport Submarket
Park Place			1981	100%	122,533	122,533	0.79	98.1%		$3,576,888	$3,576,888	$29.75
Total Retail Properties					122,533	122,533	0.79	98.1%		3,576,888	3,576,888	29.75

Total/Weighted Average - Office and Retail Properties					15,478,965	12,395,815	100.00	89.1%	*	$287,183,122	$231,655,378	$20.81
Effective Portfolio (3)					12,395,815			87.6%	*			$21.34

*
Prior to year end, we agreed to terminate the lease with ConAgra Foods at our Park Place campus, in exchange for a termination fee of $20.5 million. Excluding this lease termination, our leased percentages would have been 90.2% for the Total Portfolio and 88.9% for the Effective Portfolio.

Hotel Property		SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA	100%	266,000	266,000	350
Total Hotel Property		266,000	266,000	350

Parking Properties		SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking		8,038,950	6,117,596	26,230	19,632	$39,009,675	$32,404,588	$1,651
Off-Site Garages		1,815,453	1,815,453	5,542	5,542	9,288,705	9,288,705	1,676
Total Parking Properties		9,854,403	7,933,049	31,772	25,174	$48,298,380	$41,693,293	$1,656

Total Portfolio		25,599,368	20,594,864

________
(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2006. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2006.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of December 31, 2006 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Geographic Distribution

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership	Weighted Average
	Interest	Remaining Lease Term	% Leased		% Leased	% Leased	% Leased	% Leased
	( % )	(in years)	Q4 2006		Q3 2006	Q2 2006	Q1 2006	Q4 2005

Gas Company Tower	100%	6.7	91.6%		97.4%	96.5%	96.9%	96.8%
US Bank Tower	100%	4.3	85.5%		84.7%	85.0%	83.0%	83.9%
Wells Fargo Tower	100%	6.8	91.0%		91.1%	90.6%	89.7%	88.7%
KPMG Tower	100%	7.9	67.1%		65.4%	65.4%	89.0%	89.0%
777 Tower	100%	6.3	88.7%		88.2%	88.1%	91.6%	91.6%
One California Plaza	20%	5.1	87.9%		87.0%	86.2%	86.3%	85.9%
Glendale Center	100%	5.0	80.9%		80.9%	80.9%	100.0%	100.0%
801 North Brand	100%	4.3	87.2%		84.0%	88.7%	87.7%	87.7%
701 North Brand	100%	6.9	100.0%		98.8%	-	-	-
700 North Central	100%	5.1	90.9%		94.2%	80.6%	80.6%	80.6%
Plaza Las Fuentes	100%	11.2	100.0%		100.0%	99.7%	99.7%	99.7%
Lantana Media Campus	100%	3.5	94.4%		93.5%	93.6%	94.6%	94.6%
Cerritos - Phase I	20%	7.8	100.0%		100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	4.4	100.0%		100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.5	84.7%		92.2%	92.5%	91.9%	91.8%
Washington Mutual Irvine Campus	20%	5.0	100.0%		100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	6.4	88.8%		89.0%	89.0%	89.0%	89.0%
Stadium Gateway	20%	4.4	100.0%		100.0%	100.0%	100.0%	-
Regents Square I & II	100%	3.3	91.1%		88.4%	87.1%	90.6%	87.9%
Wateridge Plaza	100%	1.7	100.0%		100.0%	100.0%	100.0%	100.0%
Mission City Corporate Center	100%	3.6	97.7%		97.7%	97.7%	95.2%	93.5%
San Diego Tech Center	20%	3.4	98.7%		95.6%	93.2%	96.5%	97.7%
Pacific Center	100%	3.4	91.1%		93.1%	88.6%	85.3%	-
Wells Fargo Center - Denver	20%	5.4	95.9%		93.7%	92.2%	92.2%	93.7%
Park Place - Retail	100%	7.2	98.1%		98.1%	96.8%	96.8%	98.2%
Total Portfolio		5.3	89.1%	(1)	89.9%	89.3%	91.5%	91.6%

Effective Portfolio (2)		5.4	87.6%	(1)	88.9%	88.4%	91.0%	91.6%

  __________
(1)
Prior to year end, we agreed to terminate the lease with ConAgra Foods at our Park Place campus, in exchange for a termination fee of $20.5 million. Excluding this lease termination, our leased percentages would have been 90.2% for the Total Portfolio and 88.9% for the Effective Portfolio.

(2)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Major Tenants - Office Properties

				% of Total		% of Aggregate	Weighted Average
		Number of	Annualized	Annualized	Total Leased	Leased Square Feet	Remaining Lease	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Rent	Square Feet	of Existing Portfolio	Term in Months	National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	9.2%	576,516	5.4%	58	A
2	Sempra (Pacific Enterprises)	1	8,504,539	3.7%	225,756	2.1%	42	A
3	Wells Fargo Bank (3)	2	6,091,330	2.6%	381,021	3.5%	73	AA+
4	Cardinal Health	1	4,751,027	2.1%	185,982	1.7%	14	BBB
5	Bank of America (4)	3	4,001,142	1.7%	182,617	1.7%	59	AA
6	Disney Enterprises	1	3,706,960	1.6%	156,215	1.4%	54	A-
7	US Bank, National Association	1	3,502,858	1.5%	154,304	1.4%	102	AA
8	State Farm Mutual Auto Insurance Company	3	2,546,578	1.1%	171,497	1.6%	36	AA
9	Washington Mutual, FA (5)	3	2,489,605	1.1%	112,487	1.0%	58	A
10	GMAC Mortgage Corporation	1	2,342,898	1.0%	130,161	1.2%	84	AAA

	Total Rated / Weighted Average (6)		59,220,820	25.6%	2,276,556	21.0%	58

	Total Investment Grade Tenants		98,099,032	42.3%	4,392,313	40.5%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,762,892	4.2%	361,524	3.3%	48	2rd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,157,493	2.7%	268,268	2.5%	131	19th Largest US Law Firm
13	Munger Tolles & Olson	1	4,086,534	1.8%	186,890	1.7%	182	129th Largest US Law Firm
14	Sidley Austin Brown & Wood	1	3,176,596	1.4%	223,376	2.0%	172	5th Largest US Law Firm
15	Morrison & Foerster	1	3,469,400	1.5%	138,776	1.3%	81	22th Largest US Law Firm
16	Marsh USA, Inc.	1	3,351,848	1.4%	191,244	1.8%	136	Prominent Risk Management Firm
17	KPMG	1	2,987,844	1.3%	175,525	1.6%	90	4th Largest US Accounting Firm
18	Bingham McCutchen	1	2,799,537	1.2%	104,712	1.0%	73	27th Largest US Law Firm
19	Kirland & Ellis	1	2,348,399	1.0%	106,523	1.0%	38	9th Largest US Law Firm
20	Oaktree Capital Management	1	2,168,671	0.9%	130,338	1.2%	122	Prominent International Investment Firm

	Total Unrated / Weighted Average (6)		40,309,214	17.4%	1,887,176	17.4%	109

	Total Nationally Recognized Tenants		59,504,449	25.7%	2,877,056	26.5%

	Total / Weighted Average (6)		$99,530,034	43.0%	4,163,732	38.4%	81

	Total Investment Grade or Nationally Recognized Tenants		$157,603,481	68.0%	7,269,369	67.0%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2006, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of December 31, 2006, and rankings of law firms are based on total gross revenue in 2005 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for WFC-Denver, one of our MMO joint venture properties.
(4)	Includes 20% of annualized rent and leased square footage for One California Plaza, one of our MMO joint venture properties.
(5)	Includes 20% of annualized rent and leased square footage for Washington Mutual Irvine Campus, one of our MMO joint venture properties.
(6)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006
-

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Real Estate and Rental and Leasing 2%
Public Administration 1%
Manufacturing 2%
Educational Services 1%
All Other Services 7%
Finance and Insurance 34%
Utilities 8%
Information 8%
Legal Services 24%
Professional, Scientific and Technical Services (except Legal Services) 11%

(1) Percentages are based upon effective leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,502,405	12.9%
2007	724,590	6.2%	$15,880,570	7.3%	$21.92	$22.08
2008	915,229	7.9%	19,210,303	8.8%	20.99	21.49
2009	894,766	7.7%	20,759,911	9.5%	23.20	24.05
2010	1,448,278	12.5%	30,694,094	14.1%	21.19	23.20
2011	1,937,945	16.7%	47,459,799	21.8%	24.49	26.70
2012	609,637	5.2%	11,888,424	5.5%	19.50	22.58
2013	1,273,829	11.0%	24,866,027	11.4%	19.52	22.15
2014	313,132	2.7%	5,047,904	2.3%	16.12	21.90
2015	459,592	3.9%	11,024,956	5.1%	23.99	29.45
2016	124,276	1.1%	2,255,950	1.0%	18.15	24.75
Thereafter	1,421,349	12.2%	28,685,504	13.2%	20.18	25.19
Total	11,625,028	100.0%	$217,773,442	100.0%	$21.51	$23.86

Leases Expiring in the Next 4 Quarters:
1st Quarter 2007	83,969	0.7%	1,522,830	0.7%	18.14	18.14
2nd Quarter 2007 (3)	301,393	2.6%	5,639,167	2.6%	18.71	18.79
3rd Quarter 2007	133,156	1.1%	2,823,979	1.3%	21.21	21.60
4th Quarter 2007	206,072	1.8%	5,894,594	2.7%	28.60	28.81
Total	724,590	6.2%	$15,880,570	7.3%	$21.92	$22.08
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,067,293	13.8%
2007	395,293	5.1%	$9,212,438	6.1%	$23.31	$23.48
2008	353,136	4.6%	7,243,262	4.8%	20.51	20.61
2009	457,978	5.9%	12,052,572	8.0%	26.32	26.74
2010	730,361	9.5%	19,358,597	12.8%	26.51	28.01
2011	1,281,736	16.6%	35,524,112	23.4%	27.72	29.00
2012	356,925	4.6%	7,292,956	4.8%	20.43	23.87
2013	1,043,512	13.5%	20,646,678	13.6%	19.79	22.18
2014	310,666	4.0%	5,000,557	3.3%	16.10	21.89
2015	375,468	4.9%	9,060,944	6.0%	24.13	29.37
2016	89,249	1.2%	1,505,593	1.0%	16.87	23.41
Thereafter	1,252,582	16.3%	24,571,008	16.2%	19.62	23.95
Total	7,714,199	100.0%	$151,468,717	100.0%	$22.79	$25.72

Leases Expiring in the Next 4 Quarters:
1st Quarter 2007	40,767	0.5%	805,742	0.5%	19.76	19.77
2nd Quarter 2007 (3)	144,008	1.9%	2,383,457	1.7%	16.55	16.64
3rd Quarter 2007	95,754	1.2%	2,178,462	1.4%	22.75	23.22
4th Quarter 2007	114,764	1.5%	3,844,777	2.5%	33.50	33.59
Total	395,293	5.1%	$9,212,438	6.1%	$23.31	$23.48
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	364,107	13.5%
2007	154,942	5.7%	$2,775,404	6.9%	$17.91	$18.04
2008	285,662	10.6%	4,901,302	12.2%	17.16	17.64
2009	237,543	8.8%	4,335,419	10.8%	18.25	19.24
2010	561,336	20.8%	7,921,335	19.8%	14.11	16.14
2011	470,234	17.4%	7,838,898	19.6%	16.67	20.67
2012	195,521	7.2%	3,188,396	8.0%	16.31	18.65
2013	207,831	7.7%	3,637,398	9.1%	17.50	20.85
2014	2,466	0.1%	47,347	0.1%	19.20	23.40
2015	34,642	1.3%	868,733	2.2%	25.08	29.32
2016	18,639	0.7%	399,840	1.0%	21.45	25.58
Thereafter	168,767	6.2%	4,114,496	10.3%	24.38	34.37
Total	2,701,690	100.0%	$40,028,568	100.0%	$17.12	$18.29

Leases Expiring in the Next 4 Quarters:
1st Quarter 2007	39,836	1.5%	630,528	1.6%	15.83	15.83
2nd Quarter 2007 (3)	70,490	2.6%	1,226,808	3.1%	17.40	17.58
3rd Quarter 2007	35,088	1.3%	587,719	1.4%	16.75	16.94
4th Quarter 2007	9,528	0.3%	330,349	0.8%	34.67	34.81
Total	154,942	5.7%	$2,775,404	6.9%	$17.91	$18.04
_________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Lease Expirations - Wholly Owned Portfolio
San Diego County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	71,005	5.9%
2007	174,355	14.4%	$3,892,728	14.8%	$22.33	$22.50
2008	276,431	22.9%	7,065,739	26.9%	25.56	26.58
2009	199,245	16.5%	4,371,920	16.6%	21.94	23.60
2010	156,581	12.9%	3,414,163	13.0%	21.80	26.06
2011	185,975	15.4%	4,096,790	15.6%	22.03	26.08
2012	57,191	4.7%	1,407,070	5.4%	24.60	27.91
2013	22,486	1.9%	581,951	2.2%	25.88	32.73
2014	-	0.0%	-	0.0%	-	-
2015	49,482	4.0%	1,095,279	4.2%	22.13	30.08
2016	16,388	1.4%	350,517	1.3%	21.39	31.12
Thereafter	-	0.0%	-	0.0%	-	-
Total	1,209,139	100.0%	$26,276,157	100.0%	$23.09	$25.69

Leases Expiring in the Next 4 Quarters:
1st Quarter 2007	3,366	0.3%	86,559	0.3%	25.72	25.72
2nd Quarter 2007 (3)	86,895	7.2%	2,028,903	7.8%	23.35	23.35
3rd Quarter 2007	2,314	0.2%	57,798	0.2%	24.98	24.98
4th Quarter 2007	81,780	6.7%	1,719,468	6.5%	21.03	21.40
Total	174,355	14.4%	$3,892,728	14.8%	$22.33	$22.50
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	177,532	4.6%	-
2007	241,708	6.3%	$4,507,315	6.5%	$18.65	$18.68
2008	283,929	7.4%	5,294,542	7.6%	18.65	19.11
2009	541,976	14.0%	9,719,204	14.0%	17.93	19.25
2010	422,101	11.0%	9,200,244	13.3%	21.80	24.45
2011	460,697	12.0%	8,964,707	12.9%	19.46	21.72
2012	303,717	7.9%	5,569,039	8.0%	18.34	17.16
2013	536,901	13.9%	9,031,462	13.0%	16.82	18.01
2014	653,045	16.9%	12,752,937	18.4%	19.53	24.81
2015	105,013	2.7%	2,198,638	3.2%	20.94	22.26
2016	81,033	2.1%	1,270,766	1.8%	15.68	23.08
Thereafter	46,285	1.2%	900,826	1.3%	19.46	30.33
Total	3,853,937	100.0%	$69,409,680	100.0%	$18.88	$21.34

Leases Expiring in the Next 4 Quarters:
1st Quarter 2007	747	0.0%	23,880	0.0%	31.97	31.97
2nd Quarter 2007 (3)	87,475	2.3%	1,451,400	2.1%	16.59	16.65
3rd Quarter 2007	71,025	1.9%	1,346,244	2.0%	18.95	18.99
4th Quarter 2007	82,461	2.1%	1,685,791	2.4%	20.44	20.44
Total	241,708	6.3%	$4,507,315	6.5%	$18.65	$18.68
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio			Effective Portfolio (1)

	For the			For the
	Three Months Ended			Three Months Ended
	December 31, 2006	% Leased		December 31, 2006	% Leased

Leased Square Feet as of September 30, 2006	13,986,063	89.9%		11,091,922	88.9%
Expirations	(1,037,843)	(6.2)%	(2)	(908,881)	(6.7)%	(2)
New Leases	670,196	4.2%		515,758	4.1%
Renewals	180,612	1.2%		159,105	1.3%
Leased Square Feet as of December 31, 2006	13,799,028	89.1%	*	10,857,904	87.6%	*

*
Prior to year end, we agreed to terminate the lease with ConAgra Foods at our Park Place campus, in exchange for a termination fee of $20.5 million. Excluding this lease termination, our leased percentages would have been 90.2% for the Total Portfolio and 88.9% for the Effective Portfolio.

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot	$22.66
New / Renewed Rate per Square Foot	$19.96
Percentage Change	(11.9)%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot	$21.24
New / Renewed Rate per Square Foot	$22.11
Percentage Change	4.1%

Weighted Average Lease Term - New (in months)	75
Weighted Average Lease Term - Renewal (in months)	99

(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Expiring percentage is net of approximately 100,000 square feet that has been removed from inventory due to planned redevelopment at Park Place.
(3)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	December 31, 2006	% Leased	December 31, 2006	% Leased

Leased Square Feet as of September 30, 2006, Los Angeles Central Business District	6,220,250	86.0%	5,531,468	85.9%
Expirations	(260,342)	(3.7)%	(258,111)	(4.1)%
New Leases	209,842	2.9%	202,735	3.1%
Renewals	29,233	0.4%	27,002	0.4%
Leased Square Feet as of December 31, 2006, Los Angeles Central Business District	6,198,983	85.6%	5,503,094	85.3%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$23.18
New / Renewed Rate per Square Foot				$19.42
Percentage Change				(16.2)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$22.49
New / Renewed Rate per Square Foot				$21.79
Percentage Change				(3.1)%

Weighted Average Lease Term - New (in months)				95
Weighted Average Lease Term - Renewal (in months)				32
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime.

(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Leasing Activity - Orange County

	Total Portfolio			Effective Portfolio (1)

	For the			For the
	Three Months Ended			Three Months Ended
	December 31, 2006	% Leased		December 31, 2006	% Leased

Leased Square Feet as of September 30, 2006, Orange County	3,252,474	93.2%		2,702,537	91.9%
Expirations	(591,187)	(14.5)%	(2)	(555,090)	(16.4)%	(2)
New Leases	245,619	7.2%		209,522	7.4%
Renewals	118,098	3.4%		118,098	4.3%
Leased Square Feet as of December 31, 2006, Orange County	3,025,004	89.3%	*	2,475,067	87.2%	*

*
Prior to year end, we agreed to terminate the lease with ConAgra Foods at our Park Place campus, in exchange for a termination fee of $20.5 million. Excluding this lease termination, our leased percentages would have been 90.2% for the Total Portfolio and 88.9% for the Effective Portfolio.

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot	$21.62
New / Renewed Rate per Square Foot	$22.89
Percentage Change	5.9%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot	$18.78
New / Renewed Rate per Square Foot	$24.80
Percentage Change	32.0%

Weighted Average Lease Term - New (in months)	71
Weighted Average Lease Term - Renewal (in months)	127
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Expiring percentage is net of approximately 100,000 square feet that has been removed from inventory due to planned redevelopment at Park Place.
(3)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime.

(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)

	For the		For the
	Three Months Ended		Three Months Ended
	December 31, 2006	% Leased	December 31, 2006	% Leased

Leased Square Feet as of September 30, 2006, San Diego County	1,752,711	94.6%	1,259,985	94.3%
Expirations	(125,585)	(6.9)%	(45,055)	(3.5)%
New Leases	123,664	6.6%	44,490	3.3%
Renewals	25,651	1.4%	6,375	0.5%
Leased Square Feet as of December 31, 2006, San Diego County	1,776,441	95.7%	1,265,795	94.6%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$23.15
New / Renewed Rate per Square Foot				$22.82
Percentage Change				(1.4)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$22.62
New / Renewed Rate per Square Foot				$23.97
Percentage Change				6.0%

Weighted Average Lease Term - New (in months)				41
Weighted Average Lease Term - Renewal (in months)				63
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)
Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime.

(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Tenant Improvements and Leasing Commissions (1), (2)

	Q4 2006	Q3 2006	Q2 2006	Q1 2006	2006	2005	2004

Renewals (4)
Number of Leases	29	19	14	12	74	67	29
Square Feet	177,784	307,793	152,139	186,800	824,516	740,375	296,203
Tenant Improvement Costs per Square Foot (3)	$50.92	$19.82	$21.11	$30.65	$29.22	$11.25	$15.49
Leasing Commission Costs per Square Foot (5)	$8.10	$7.39	$6.71	$10.74	$8.18	$3.64	$5.98
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$59.02	$27.21	$27.82	$41.39	$37.40	$14.89	$21.47
Costs per Square Foot per Year	$7.13	$4.45	$4.37	$3.63	$4.78	$3.46	$4.31

New / Modified Leases (5)
Number of Leases	56	27	28	36	147	138	48
Square Feet	452,916	167,979	159,560	234,737	1,015,192	1,047,634	453,301
Tenant Improvement Costs per Square Foot (3)	$23.94	$25.17	$13.50	$17.13	$20.93	$24.29	$36.28
Leasing Commission Costs per Square Foot (5)	$7.52	$5.91	$4.79	$5.40	$6.34	$5.41	$9.28
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$31.46	$31.08	$18.29	$22.53	$27.27	$29.70	$45.56
Costs per Square Foot per Year	$4.10	$5.41	$3.75	$4.48	$4.33	$4.78	$4.26

Total
Number of Leases	85	46	42	48	221	205	77
Square Feet	630,700	475,772	311,699	421,537	1,839,708	1,788,009	749,504
Tenant Improvement Costs per Square Foot (3)	$31.55	$21.71	$17.21	$23.12	$24.64	$18.89	$28.06
Leasing Commission Costs per Square Foot (5)	$7.68	$6.87	$5.73	$7.77	$7.16	$4.68	$7.97
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$39.23	$28.58	$22.94	$30.89	$31.80	$23.57	$36.03
Costs per Square Foot per Year	$5.00	$4.77	$4.09	$3.94	$4.55	$4.36	$4.20
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, San Diego Tech Center, Pacific Center, Stadium Gateway, and 701 N Brand assets are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, April 6, 2005, February 6, 2006, January 6, 2006, and September 22, 2006 respectively.

(3)	Tenant Improvements include improvements and lease concessions.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Historical Capital Expenditures - Office Properties (1)

	Q4 2006	Q3 2006	Q2 2006	Q1 2006	2006	2005	2004

Consolidated
Non-recoverable Capital Expenditures (2)	$440,257	$146,933	$1,051,519	$815,417	$2,454,126	$4,502,547	$1,046,178
Total Square Feet	11,625,028	11,710,162	11,577,185	11,569,638	11,625,028	9,150,550	6,783,532
Non-recoverable Capital Expenditures per Square Foot	$0.04	$0.01	$0.09	$0.07	$0.21	$0.49	$0.15
Unconsolidated
Non-recoverable Capital Expenditures (3)	$59,413	$5,787	$59,447	$28,422	$153,069
Total Square Feet (4)	622,561	621,963	621,972	621,743	622,561
Non-recoverable Capital Expenditures per Square Foot	$0.10	$0.01	$0.10	$0.05	$0.25

Consolidated
Recoverable Capital Expenditures (5), (6)	$324,417	$237,246	$715,996	$51,965	$1,553,935	$1,553,935	$3,009,186
Total Square Feet	11,625,028	11,710,162	11,577,185	11,569,638	11,625,028	9,150,550	6,783,532
Recoverable Capital Expenditures per Square Foot	$0.03	$0.02	$0.06	$0.00	$0.13	$0.17	$0.44
Unconsolidated
Recoverable Capital Expenditures (3), (5)	$1,538	$19,009	$101,602	$-	$122,149
Total Square Feet (4)	622,561	621,963	621,972	621,743	622,561
Recoverable Capital Expenditures per Square Foot	$0.00	$0.03	$0.16	$-	$0.20

__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	Excludes $65,000, $619,000 and $507,000 of non-recoverable capital expenditures for the years ended 2004, 2005 and 2006, respectively, incurred at acquired properties following their acquisition.
(3)	Includes 20% of our MMO joint venture.
(4)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

(6)	Excludes $506,000 of recoverable capital expenditures for the year ended 2005 incurred at acquired properties following their acquisition.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

			Percent	YTD	YTD	Percent
Westin Hotel, Pasadena, CA	Q4 2006	Q4 2005	Change	December 31, 2006	December 31, 2005	Change

Occupancy	79.9%	76.4%	4.6%	81.6%	81.2%	0.5%
Average Daily Rate	$174.91	$165.74	5.5%	$173.92	$155.89	11.6%
Revenue Per Available Room (REVPAR)	$139.75	$126.63	10.4%	$141.92	$126.61	12.1%
Hotel Net Operating Income	$2,215,716	$2,190,835	1.1%	$9,371,834	$7,838,248	19.6%

Hotel Historical Capital Expenditures
					For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q4 2006	Q3 2006	Q2 2006	Q1 2006	2006	2005	2004

Hotel Improvements and Equipment Replacements	$117,583	$55,967	$421,461	$135,520	$730,531	$313,011	$20,436
Total Hotel Revenue	$6,938,987	$6,550,756	$6,887,800	$6,676,106	$27,053,648	$24,037,425	$20,518,964
Hotel Improvements as a Percentage of Hotel Revenue	1.7%	0.9%	6.1%	2.0%	2.7%	1.3%	0.1%
Renovation and Upgrade Costs (1)	$157,146	$(18,772)	$18,982	$6,716	$164,072	$3,461,780	$7,037,822

__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

Construction in Progress

			As of December 31, 2006

Property	Location	Percentage Pre-Leased	Estimated Cost of Development	Construction Costs Incurred	Developed / Developable Square Feet (1)	Projected Stabilized NOI	Estimated Date of Completion
			($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	0%	$68.0	$2.8	198,000		First Quarter 2008
Lantana Media Campus - Structured Parking	Santa Monica, CA	0%	18.0	-	223,000	12.0 - 13.0
	Total Los Angeles County		86.0	2.8	421,000

Orange County

Park Place - 3161 Michelson	Irvine, CA	59%	174.1	88.6	530,000		Third Quarter 2007
Park Place - Structured Parking	Irvine, CA	0%	70.0	54.1	1,338,000		Second Quarter 2007
	Total Park Place		244.1	142.7	1,868,000	24.0 - 25.0

17885 Von Karman Avenue
at Washington Mutual Irvine Campus	Irvine, CA	0%	40.0	6.9	150,000	5.0 - 5.5	Third Quarter 2007
	Total Orange County		284.1	149.6	2,018,000

San Diego

Mission City Corporate Center	San Diego, CA	0%	21.2	1.3	92,000		Fourth Quarter 2007
Mission City Corporate Center - Structured Parking	San Diego, CA	0%	5.4	3.4	128,000	2.5 - 3.0	First Quarter 2007
	Total San Diego County		26.6	4.7	220,000

	Total Portfolio		396.7	157.1	2,659,000

(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Development Pipeline

		As of December 31, 2006

		Developable	Type of
Property	Location	Square Feet (1)	Planned Development

Los Angeles County

755 Figueroa	Los Angeles, CA	930,000	Office
755 Figueroa - Structured Parking	Los Angeles, CA	266,000	Parking
Glendale Center - Phase II	Glendale, CA	264,000	Office & Retail
Glendale Center - Phase II - Structured Parking	Glendale, CA	158,000	Parking
207 Goode (formerly
known as 200 Burchett)	Glendale, CA	187,000	Office
	Total Los Angeles County	1,805,000

Orange County
Park Place - Residential	Irvine, CA	1,052,000	Residential
Park Place - Office, Retail & Hotel	Irvine, CA	1,285,000	Office, Retail & Hotel
Park Place - Structured Parking	Irvine, CA	2,225,000	Parking
Pacific Arts Plaza - Office	Costa Mesa, CA	468,000	Office
Pacific Arts Plaza - Residential (2)	Costa Mesa, CA	300,000	Residential
Pacific Arts Plaza - Structured Parking	Costa Mesa, CA	208,000	Parking
	Total Orange County	5,538,000

San Diego
Wateridge Plaza	Sorrento Mesa, CA	170,000	Office
Wateridge Plaza - Structured Parking (3)	Sorrento Mesa, CA	153,000	Parking
San Diego Tech Center (4), (5)	Sorrento Mesa, CA	1,320,000	Office
San Diego Tech Center - Structured Parking	Sorrento Mesa, CA	1,433,000	Parking
	Total San Diego County	3,076,000
	Total Portfolio	10,419,000

(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)	Requires the demolition of approximately 68,000 square feet of office space.
(3)	Replaces existing structured parking.
(4)	Land held for development was not contributed to the MMO joint venture.
(5)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Fourth Quarter 2006

 Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.